Exhibit 3.38
State of Delaware
Secretary of State
Division of Corporations
Delivered 11:52 AM 07/15/2004
Filed 11:52 AM 07/15/2004
SRV 040519407 — 3499062 FILE
CERTIFICATE OF MERGER
MERGING
CASCADES TISSUE GROUP – MECHANICVILE INC.
INTO
CASCADES TISSUE GROUP – NEW YORK INC.
Pursuant to Section 251 of the
General Corporation Law of the State of Delaware
     Cascades Tissue Group – New York Inc., a corporation organized and existing under the General Corporation law of the State of Delaware, does hereby certify that:
     FIRST: Cascades Tissue Group – Mechanicville Inc., a Delaware corporation (“Mechanicville”), was incorporated on June 6, 2002 pursuant to the General Corporation Law of the State of Delaware and is existing under the General Corporation Law of the State of Delaware.
     SECOND: Cascades Tissue Group – New York Inc., a Delaware corporation (“New York”) was originally incorporated under the name Cascades Tissue Mills Acquisition Corp. on March 6, 2002 and merged with Cascades Tissue Group – Waterford Inc. on January 31, 2003, pursuant to the General Corporation Law of the State of Delaware and is existing under the General Corporation Law of the State of Delaware.
     THIRD: The surviving corporation shall be New York (the “Surviving Corporation”).
     FOURTH: The Agreement and Plan of Merger and Plan or Reorganization (the “Merger Agreement”) was adopted by the Board of Directors of both Mechanicville and New York and thereafter approved by the stockholder of both Mechanicville and New York in accordance with Section 251 of the General Corporation Law of the State of Delaware.
     FIFTH: The Certificate of Incorporation of New York as heretofore amended and as in effect on the date hereof shall continue in full force and effect after the Effective Date (as hereinafter defined) as the Certificate of Incorporation of the Surviving Corporation.
     SIXTH: The executed Merger Agreement is on file at the offices of New York which address is: c/o Cascades Tissue Group, 772 Sherbrooke Street West, Montréal, Québec, Canada H3A 1G1, a copy of which will be furnished by New York on the request and without cost to any stockholder of any constituent corporation.
     SEVENTH: The effective date of the merger shall be June 30, 2004 (the “Effective Date”) for accounting purposes only.

     EXECUTED on this 30th day of June, 2004.

CASCADES TISSUE GROUP – NEW YORK INC.
By:	/s/ Suzanne Blanchet
Suzanne Blanchet
	Title:	President

CERTIFICATE OF MERGER
MERGING
CASCADES TISSUE GROUP – WATERFORD INC.
INTO
CASCADES TISSUE GROUP – NEW YORK INC.
Pursuant to Section 251 of the
General Corporation Law of the State of Delaware
     Cascades Tissue Group – New York Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
     FIRST: Cascades Tissue Group – Waterford Inc., a Delaware corporation (“Waterford”), was incorporated on May 15, 2002 pursuant to the General Corporation Law of the State of Delaware and is existing under the General Corporation Law of the State of Delaware.
     SECOND: Cascades Tissue Group – New York Inc., a Delaware corporation (“New York”) was originally incorporated under the name Cascades Tissue Mills Acquisition Corp., on March 6, 2002 pursuant to the General Corporation Law of the State of Delaware and is existing under the General Corporation Law of the State of Delaware.
     THIRD: The surviving corporation shall be New York (the “Surviving Corporation”).
     FOURTH: The Agreement and Plan of Merger and Plan of Reorganization (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.
     FIFTH: The Certificate of Incorporation of New York as heretofore amended and as in effect on the date hereof shall continue in full force and effect after the Effective Date (as hereinafter defined) as the Certificate of Incorporation of the Surviving Corporation.
     SIXTH: The executed Merger Agreement is on file at the offices of New York which address is: 148 Hudson River road, Waterford, NY 12188, a copy of which will be furnished by New York on the request and without cost to any stockholder of any constituent corporation.
     SEVENTH: The effective date of the merger shall be January 31, 2003 (the “Effective Date”).

CASCADES TISSUE GROUP – NEW YORK INC.
By:	/s/ Yvon Jacques
Yvon Jacques
	Title:	Treasurer

State of Delaware
Secretary of State
Division of Corporations
Filed 01:10 PM 01/31/2003
030066529-3499062